Exhibit 99.1

News Release CRESTWOOD EQUITY PARTNERS LP 811 Main Street, Suite 3400 Houston, TX 77002 www.crestwoodlp.com

Crestwood Announces First Quarter 2023 Financial and Operating Results

Generated first quarter 2023 net income of $41.6 million and Adjusted EBITDA1 of $192.6 million, an 11% increase year-over-year, driven by expanded operations in the Williston and Delaware Basins

Reaffirming full-year 2023 guidance range; current producer activity supports anticipated volumetric and cash flow growth throughout 2023

Successfully closed the divestiture of Tres Palacios in April 2023; Crestwood received net proceeds of $178 million, which were used for debt paydown and to accelerate leverage reduction

HOUSTON, TEXAS, May 2, 2023 – Crestwood Equity Partners LP (NYSE: CEQP) (“Crestwood”) reported today its financial and operating results for the three months ended March 31, 2023.

First Quarter 2023 Financial Highlights1

•	First quarter 2023 net income of $41.6 million, compared to net income of $22.2 million in first quarter 2022, an increase of 87% year-over-year

•	First quarter 2023 Adjusted EBITDA of $192.6 million, compared to $172.8 million in the first quarter 2022, an increase of 11% year-over-year

•	First quarter 2023 distributable cash flow (“DCF”) to common unitholders of $103.6 million and a coverage ratio of 1.5x

•

Ended the quarter with approximately $3.3 billion of total debt outstanding, including $474 million drawn on its $1.75 billion revolving credit facility, and a consolidated leverage ratio of 4.2x (4.0x pro forma for the sale of Tres Palacios)

•	Announced first quarter 2023 cash distribution of $0.655 per common unit, or $2.62 per common unit on an annualized basis, payable on May 15, 2023, to unitholders of record as of May 8, 2023

•

Issued $600 million of 7.375% senior unsecured notes due 2031; proceeds of the issuance were used to repay borrowings on the corporate revolving credit facility and to repay and terminate the Crestwood Permian Basin Holdings LLC (“CPJV”) revolving credit facility

Recent Developments

•

On April 3, 2023, Crestwood and Brookfield Infrastructure (“Brookfield”) closed the previously announced divestiture of Tres Palacios Gas Storage LLC (“Tres Palacios”). Crestwood received approximately $178 million in proceeds for its 50% interest in Tres Palacios, which includes certain favorable working capital adjustments. Proceeds were used to repay borrowings on its corporate revolving credit facility.

[1]	Please see non-GAAP reconciliation tables included at the end of the press release.

-more-

NEWS RELEASE

Management Commentary

“I am pleased to report a solid start to the year with first quarter operational and financial results that delivered on the expectations we set at the beginning of the year. Operationally, producer activity resulted in 70 new wells connected to our gathering assets, driving strong volumes during the quarter. Financially, Crestwood delivered first quarter 2023 Adjusted EBITDA of $193 million, distributable cash flow of $104 million, and a coverage ratio of 1.5x, all metrics meeting or exceeding our internal estimates. Additionally, we successfully closed the divestiture of Tres Palacios and used the sale proceeds to paydown debt and accelerate our leverage reduction. Pro forma for the divestiture, Crestwood’s leverage ratio is now at 4.0x, with line of sight to further deleveraging throughout the year via EBITDA growth and free cash flow allocation to debt paydown,” commented Robert G. Phillips, Founder, Chairman, and Chief Executive Officer of Crestwood.

Mr. Phillips continued, “With a G&P portfolio concentrated in oil-weighted basins and robust drilling activity in the current commodity price environment, we continue to expect substantial volumetric and cash flow growth throughout 2023. After a significant year of M&A completed in 2022, we are now focused on commercializing our expanded footprints in our three core basins to drive incremental throughput across our available gathering and processing capacities. Combined with a reduction in operating expenses and capital expenditures, we anticipate significant free cash flow generation beginning in the second half of 2023, which will be allocated to debt paydown and leverage reduction. We believe our near-term capital allocation strategy will provide enhanced financial flexibility for the company and drive a compelling long-term value proposition to our unitholders.”

First Quarter 2023 Results

Gathering and Processing North

Gathering and Processing North segment EBITDA totaled $132.8 million in the first quarter 2023, compared to $133.3 million in the first quarter 2022. Segment EBITDA was flat year-over-year due to incremental cash flow from a full quarter contribution from the Oasis Midstream LP (“Oasis Midstream”) assets acquired in February 2022, which was offset by lower gas gathering and processing volumes and reduced commodity prices impacting Arrow’s percent-of-proceeds (POP) revenue contracts.

Williston Basin

During the first quarter 2023, crude oil gathering volumes averaged 80 MBbl/d, natural gas gathering volumes averaged 230 MMcf/d, natural gas processing volumes averaged 257 MMcf/d, and produced water gathering volumes averaged 171 MBbl/d. Crude oil gathering volumes increased year-over-year by 1% and natural gas gathering, natural gas processing, and produced water gathering volumes decreased year-over-year by 7%, 8%, and 1%, respectively. The year-over-year volume declines were primarily due to extreme winter weather at the end of 2022, which continue to impact volumes into 2023. During the first quarter, producers connected 29 wells across the Arrow and Rough Rider systems, and Crestwood remains on-track to connect a total of 115 to 125 new wells throughout 2023.

Beginning in the second quarter, Crestwood expects to place into service a new three-product gathering system for Chord Energy Inc. (NASDAQ: CHRD) (“Chord”) on their City of Williston and Painted Woods acreage. Concurrent with the in-service of the gathering system, Crestwood anticipates bringing online the initial wells of Chord’s multi-year development of the Rough Rider dedicated properties, which represents a major growth opportunity for Crestwood on the western portion of the Williston Basin.

NEWS RELEASE

Crestwood invested $10.6 million of growth capital in the Williston Basin in the first quarter, substantially all of which was related to the continued build-out of the City of Williston and Painted Woods portions of the Rough Rider system to service Chord and other third-party producer dedicated acreage.

Powder River Basin

During the first quarter 2023, natural gas gathering volumes averaged 96 MMcf/d and natural gas processing volumes averaged 93 MMcf/d, which decreased year-over-year by 2% and 1%, respectively. Producers connected six wells to the Jackalope system during the first quarter, and Crestwood continues to anticipate connecting a total of 10 to 20 new wells from its dedicated customers in 2023.

Gathering & Processing South

Gathering and Processing South segment EBITDA totaled $41.0 million in the first quarter 2023, compared to $27.4 million in the first quarter 2022, an increase of 50% year-over-year. Segment EBITDA increased year-over-year due primarily to the contribution of the Sendero Midstream Partners LP (“Sendero Midstream”) and the CPJV assets acquired in July 2022 and continued producer development in the Delaware Basin, offset by the divestitures of the Barnett and Marcellus assets in 2022.

Delaware Basin

During the first quarter 2023, natural gas gathering volumes averaged 495 MMcf/d, natural gas processing volumes averaged 403 MMcf/d, produced water gathering volumes averaged 139 MBbl/d, and crude oil gathering volumes averaged 22 MBbl/d. Natural gas gathering and natural gas processing volumes increased year-over-year by 111% and 244%, respectively, due to the contribution of the Sendero Midstream assets and significant volume growth on the Willow Lake system in New Mexico. Produced water gathering and crude oil gathering volumes increased year-over-year by 36% and 11%, respectively, due to production growth on both the Panther and Desert Hills assets. Producers connected 35 wells across Crestwood’s gathering systems during the first quarter, and Crestwood remains on-track to connect a total of 120 to 130 new wells throughout 2023.

Crestwood invested $22.0 million of growth capital in the Delaware Basin in the first quarter, the majority of which was related to well connects and compression expansions on the Sendero Midstream and Willow Lake gathering assets.

Storage & Logistics

Storage & Logistics segment EBITDA totaled $32.8 million in the first quarter 2023, compared to $21.2 million in the first quarter 2022, an increase of 55% year-over-year. Both periods exclude the non-cash change in fair value of commodity inventory-related derivative contracts. During the first quarter of 2023, the NGL Logistics business benefited from increased demand arising from winter weather in the Midwest and East Coast, which provided attractive optimization opportunities across its storage and logistics assets. The NGL Logistics business is well-positioned to capture incremental revenue opportunities with 10 MMBbl of NGL storage capacity and 13 terminals, which provide critical infrastructure to service both the supply and demand side in periods of commodity price volatility.

Crestwood invested $3.5 million of growth capital in the first quarter, the majority of which was related to expanding NGL storage capacity at its Hattiesburg facility.

NEWS RELEASE

O&M and G&A Expenses

Combined O&M and G&A expenses, net of non-cash unit-based compensation, in the first quarter 2023 were $78.2 million compared to $77.2 million in the first quarter 2022. First quarter 2023 expenses increased due to expanded operations resulting from the acquisitions of Oasis Midstream, Sendero Midstream, and CPJV.

Capitalization and Liquidity Update

During the first quarter, Crestwood invested approximately $37 million in growth capital projects primarily in the Williston and Delaware Basins (excluding litigation related capital expenses pertaining to the Bear Den II processing plant). Crestwood continues to expect full-year 2023 growth capital investments between $135 million and $155 million.

On January 17, 2023, Crestwood Midstream Partners LP (“CMLP”), a wholly owned subsidiary of Crestwood, issued $600 million of 7.375% senior unsecured notes due 2031. Crestwood used the proceeds of the issuance to repay borrowings on the corporate revolving credit facility and to repay and terminate the CPJV revolving credit facility.

As of March 31, 2023, Crestwood had approximately $3.3 billion of total debt outstanding, comprised of $2.85 billion of fixed-rate senior notes and $474 million drawn on its $1.75 billion revolving credit facility, resulting in a leverage ratio of 4.2x. Pro forma for the divestiture of Tres Palacios, which closed in April 2023, Crestwood had a leverage ratio of 4.0x and available borrowing capacity of approximately $1.2 billion at the end of the first quarter. Crestwood remains committed to allocating all free cash flow after distributions to reducing debt during 2023.

Crestwood currently has 71.3 million preferred units outstanding (par value of $9.13 per unit) that pay a fixed-rate annual cash distribution of 9.25%, payable quarterly. The preferred units are listed on the New York Stock Exchange and trade under the ticker symbol CEQP-P.

Sustainability Program Update

Crestwood remains on track to publish its fifth annual sustainability report in June 2023. For more information on Crestwood’s approach to sustainability, please visit https://esg.crestwoodlp.com.

Upcoming Conference Participation

Crestwood plans to participate in the following investor conferences. Prior to the start of each conference, new presentation materials may be posted to the “Investors” section of Crestwood’s website (www.crestwoodlp.com).

•	EIC Energy Infrastructure CEO & Investor Conference, West Palm Beach, Florida, May 22 – 24, 2023

•	RBC Global Energy, Power & Infrastructure Conference, New York, New York, June 6 – 7, 2023

•	Stifel Cross Sector Insight Conference, Boston, Massachusetts, June 6 – 7, 2023

•	J.P. Morgan Energy, Power & Renewables Conference, New York, New York, June 21 - 22, 2023

NEWS RELEASE

Earnings Conference Call Schedule

Management will host a conference call for investors and analysts of Crestwood today at 9:00 a.m. Eastern Time (8:00 a.m. Central Time), which will be broadcast live over the Internet. Investors will be able to access the webcast via the “Investors” page of Crestwood’s website at www.crestwoodlp.com. Please log in at least ten minutes in advance to register and download any necessary software. A replay will be available shortly after the call for 90 days.

Non-GAAP Financial Measures

Adjusted EBITDA, distributable cash flow and free cash flow are non-GAAP financial measures. The accompanying schedules of this news release provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income or operating income or any other GAAP measure of liquidity or financial performance.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities and Exchange Act of 1934. The words “expects,” “believes,” “anticipates,” “plans,” “will,” “shall,” “estimates,” and similar expressions identify forward-looking statements, which are generally not historical in nature. Forward-looking statements are subject to risks and uncertainties and are based on the beliefs and assumptions of management, based on information currently available to them. Although Crestwood believes that these forward-looking statements are based on reasonable assumptions, it can give no assurance that any such forward-looking statements will materialize. Important factors that could cause actual results to differ materially from those expressed in or implied from these forward-looking statements include the risks and uncertainties described in Crestwood’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its subsequent reports, which are available through the SEC’s EDGAR system at www.sec.gov and on our website. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s view only as of the date made, and Crestwood assumes no obligation to update these forward-looking statements.

About Crestwood Equity Partners LP

Houston, Texas, based Crestwood Equity Partners LP (NYSE: CEQP) is a master limited partnership that owns and operates midstream businesses in multiple shale resource plays across the United States. Crestwood Equity is engaged in the gathering, processing, treating, compression, and transportation of natural gas; storage, transportation, terminalling and marketing of NGLs; gathering, storage, terminalling and marketing of crude oil; and gathering and disposal of produced water. To learn more about Crestwood Equity Partners LP, visit www.crestwoodlp.com; and to learn more about Crestwood’s sustainability efforts, please visit https://esg.crestwoodlp.com.

Source: Crestwood Equity Partners LP

NEWS RELEASE

Crestwood Equity Partners LP

Investor Contacts

Andrew Thorington, 713-380-3028

andrew.thorington@crestwoodlp.com

Vice President, Finance & Investor Relations

Sustainability and Media Contact

Joanne Howard, 832-519-2211

joanne.howard@crestwoodlp.com

Senior Vice President, Sustainability and Corporate Communications

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NEWS RELEASE

CRESTWOOD EQUITY PARTNERS LP

Consolidated Statements of Operations

(in millions, except per unit data)

(unaudited)

	Three Months Ended March 31,
	2023	2022
Revenues	$1,263.1	$1,583.8
Cost of products/services sold	997.4	1,364.4
Operating expenses and other:
Operations and maintenance	56.6	42.4
General and administrative	31.6	43.4
Depreciation, amortization and accretion	81.4	74.8
Loss on long-lived assets, net	0.4	3.8

	170.0	164.4
Operating income	95.7	55.0
Earnings from unconsolidated affiliates, net	1.7	3.0
Interest and debt expense, net	(55.6)	(36.1)
Other income, net	0.1	0.3

Income before income taxes	41.9	22.2
Provision for income taxes	(0.3)	—

Net income	41.6	22.2
Net income attributable to non-controlling partner	10.2	10.2

Net income attributable to Crestwood Equity Partners LP	31.4	12.0
Net income attributable to preferred units	15.0	15.0

Net income (loss) attributable to partners	$16.4	$(3.0)

Net income (loss) per limited partner unit:
Basic	$0.16	$(0.04)

Diluted	$0.15	$(0.04)

NEWS RELEASE

CRESTWOOD EQUITY PARTNERS LP

Selected Balance Sheet Data

(in millions)

	March 31, 2023	December 31, 2022
	(unaudited)
Cash	$8.6	$7.5
Outstanding debt:
Revolving Credit Facilities	$473.6	$1,129.1
Senior Notes	2,850.0	2,250.0
Other	25.7	26.7

Subtotal	3,349.3	3,405.8
Less: deferred financing costs, net	34.8	27.5

Total debt	$3,314.5	$3,378.3

Partners’ capital
Total partners’ capital	$1,853.3	$1,907.2
Common units outstanding	105.3	104.6

NEWS RELEASE

CRESTWOOD EQUITY PARTNERS LP

Reconciliation of Non-GAAP Financial Measures

(in millions)

(unaudited)

	Three Months Ended March 31,
	2023	2022
Net Income to Adjusted EBITDA
Net income	$41.6	$22.2
Interest and debt expense, net	55.6	36.1
Provision for income taxes	0.3	—
Depreciation, amortization and accretion	81.4	74.8

EBITDA (a)	$178.9	$133.1
Significant items impacting EBITDA:
Unit-based compensation charges	10.0	8.6
Loss on long-lived assets, net	0.4	3.8
Earnings from unconsolidated affiliates, net	(1.7)	(3.0)
Adjusted EBITDA from unconsolidated affiliates, net	4.2	7.6
Change in fair value of commodity inventory-related derivative contracts	(3.5)	5.7
Significant transaction and environmental related costs and other items	4.3	17.0

Adjusted EBITDA (a)	$192.6	$172.8

Distributable Cash Flow (b)
Adjusted EBITDA (a)	$192.6	$172.8
Cash interest expense (c)	(56.0)	(35.6)
Maintenance capital expenditures (d)	(6.9)	(1.4)
Adjusted EBITDA from unconsolidated affiliates, net	(4.2)	(7.6)
Distributable cash flow from unconsolidated affiliates	3.7	6.7
PRB cash received in excess of recognized revenues (e)	—	7.1
Provision for income taxes	(0.3)	—

Distributable cash flow attributable to CEQP	128.9	142.0
Distributions to preferred	(15.0)	(15.0)
Distributions to Niobrara preferred	(10.3)	(10.3)

Distributable cash flow attributable to CEQP common	$103.6	$116.7

(a)

EBITDA is defined as income before income taxes, plus debt-related costs (interest and debt expense) and depreciation, amortization and accretion expense. Adjusted EBITDA considers the adjusted earnings impact of our unconsolidated affiliates by adjusting our equity earnings or losses from our unconsolidated affiliates to reflect our proportionate share (based on the distribution percentage) of their EBITDA, excluding gains and losses on long-lived assets and other impairments. Adjusted EBITDA also considers the impact of certain significant items, such as unit-based compensation charges, gains or losses on long-lived assets, third party costs incurred related to potential and completed acquisitions, certain environmental remediation costs, the change in fair value of commodity inventory-related derivative contracts, costs associated with the realignment and restructuring of our operations and corporate structure, and other transactions identified in a specific reporting period. The change in fair value of commodity inventory-related derivative contracts is considered in determining Adjusted EBITDA given that the timing of recognizing gains and losses on these derivative contracts differs from the recognition of revenue for the related underlying sale of inventory to which these derivatives relate. Changes in the fair value of other derivative contracts is not considered in determining Adjusted EBITDA given the relatively short-term nature of those derivative contracts. EBITDA and Adjusted EBITDA are not measures calculated in accordance with U.S. GAAP, as they do not include deductions for items such as depreciation, amortization and accretion, interest and income taxes, which are necessary to maintain our business. EBITDA and Adjusted EBITDA should not be considered as alternatives to net income, operating cash flow or any other measure of financial performance presented in accordance with U.S. GAAP. EBITDA and Adjusted EBITDA calculations may vary among entities, so our computation may not be comparable to measures used by other companies.

(b)

Beginning in 2023, distributable cash flow is defined as Adjusted EBITDA, adjusted for cash interest expense, maintenance capital expenditures, income taxes and our proportionate share (based on the distribution percentage) of our unconsolidated affiliates’ distributable cash flow. In 2022, distributable cash flow also includes the cash received from our Powder River Basin operations in excess of revenue recognized. Distributable cash flow should not be considered an alternative to cash flows from operating activities or any other measure of financial performance calculated in accordance with U.S. GAAP as those items are used to measure operating performance, liquidity, or the ability to service debt obligations. We believe that distributable cash flow provides additional information for evaluating our ability to declare and pay distributions to unitholders. Distributable cash flow, as we define it, may not be comparable to distributable cash flow or similarly titled measures used by other companies.

(c)	Interest and debt expense less amortization of deferred financing costs plus capitalized interest and amortization of debt premium.
(d)	Maintenance capital expenditures are defined as those capital expenditures which do not increase operating capacity or revenues from existing levels.
(e)

Cash received from customers of our Powder River Basin operations pursuant to certain contractual minimum revenue commitments in excess of related revenue recognized under FASB ASC 606 during the three months ended March 31, 2022.

NEWS RELEASE

CRESTWOOD EQUITY PARTNERS LP

Reconciliation of Non-GAAP Financial Measures

(in millions)

(unaudited)

	Three Months Ended March 31,
	2023	2022
Operating Cash Flows to Adjusted EBITDA
Net cash provided by operating activities	$245.9	$222.5
Net changes in operating assets and liabilities	(113.1)	(112.9)
Amortization of debt-related deferred costs	(0.8)	(0.8)
Interest and debt expense, net	55.6	36.1
Unit-based compensation charges	(10.0)	(8.6)
Loss on long-lived assets, net	(0.4)	(3.8)
Earnings from unconsolidated affiliates, net, adjusted for cash distributions received	1.4	0.4
Deferred income taxes	—	0.1
Provision for income taxes	0.3	—
Other non-cash expense	—	0.1

EBITDA (a)	$178.9	$133.1
Unit-based compensation charges	10.0	8.6
Loss on long-lived assets, net	0.4	3.8
Earnings from unconsolidated affiliates, net	(1.7)	(3.0)
Adjusted EBITDA from unconsolidated affiliates, net	4.2	7.6
Change in fair value of commodity inventory-related derivative contracts	(3.5)	5.7
Significant transaction and environmental related costs and other items	4.3	17.0

Adjusted EBITDA (a)	$192.6	$172.8

Distributable Cash Flow (b)
Adjusted EBITDA (a)	$192.6	$172.8
Cash interest expense (c)	(56.0)	(35.6)
Maintenance capital expenditures (d)	(6.9)	(1.4)
Adjusted EBITDA from unconsolidated affiliates, net	(4.2)	(7.6)
Distributable cash flow from unconsolidated affiliates	3.7	6.7
PRB cash received in excess of recognized revenues (e)	—	7.1
Provision for income taxes	(0.3)	—

Distributable cash flow attributable to CEQP	128.9	142.0
Distributions to preferred	(15.0)	(15.0)
Distributions to Niobrara preferred	(10.3)	(10.3)

Distributable cash flow attributable to CEQP common	$103.6	$116.7

Free Cash Flow After Distributions (f)
Distributable cash flow attributable to CEQP common	$103.6	$116.7
Less: Growth capital expenditures (g)	57.9	24.2
Less: Distributions to common unitholders	69.0	64.2

Free cash flow after distributions	$(23.3)	$28.3

(a)

EBITDA is defined as income before income taxes, plus debt-related costs (interest and debt expense) and depreciation, amortization and accretion expense. Adjusted EBITDA considers the adjusted earnings impact of our unconsolidated affiliates by adjusting our equity earnings or losses from our unconsolidated affiliates to reflect our proportionate share (based on the distribution percentage) of their EBITDA, excluding gains and losses on long-lived assets and other impairments. Adjusted EBITDA also considers the impact of certain significant items, such as unit-based compensation charges, gains or losses on long-lived assets, third party costs incurred related to potential and completed acquisitions, certain environmental remediation costs, the change in fair value of commodity inventory-related derivative contracts, costs associated with the realignment and restructuring of our operations and corporate structure, and other transactions identified in a specific reporting period. The change in fair value of commodity inventory-related derivative contracts is considered in determining Adjusted EBITDA given that the timing of recognizing gains and losses on these derivative contracts differs from the recognition of revenue for the related underlying sale of inventory to which these derivatives relate. Changes in the fair value of other derivative contracts is not considered in determining Adjusted EBITDA given the relatively short-term nature of those derivative contracts. EBITDA and Adjusted EBITDA are not measures calculated in accordance with U.S. GAAP, as they do not include deductions for items such as depreciation, amortization and accretion, interest and income taxes, which are necessary to maintain our business. EBITDA and Adjusted EBITDA should not be considered as alternatives to net income, operating cash flow or any other measure of financial performance presented in accordance with U.S. GAAP. EBITDA and Adjusted EBITDA calculations may vary among entities, so our computation may not be comparable to measures used by other companies.

NEWS RELEASE

(b)

Beginning in 2023, distributable cash flow is defined as Adjusted EBITDA, adjusted for cash interest expense, maintenance capital expenditures, income taxes and our proportionate share (based on the distribution percentage) of our unconsolidated affiliates’ distributable cash flow. In 2022, distributable cash flow also includes the cash received from our Powder River Basin operations in excess of revenue recognized. Distributable cash flow should not be considered an alternative to cash flows from operating activities or any other measure of financial performance calculated in accordance with U.S. GAAP as those items are used to measure operating performance, liquidity, or the ability to service debt obligations. We believe that distributable cash flow provides additional information for evaluating our ability to declare and pay distributions to unitholders. Distributable cash flow, as we define it, may not be comparable to distributable cash flow or similarly titled measures used by other companies.

(c)	Interest and debt expense less amortization of deferred financing costs plus capitalized interest and amortization of debt premium.
(d)	Maintenance capital expenditures are defined as those capital expenditures which do not increase operating capacity or revenues from existing levels.
(e)

Cash received from customers of our Powder River Basin operations pursuant to certain contractual minimum revenue commitments in excess of related revenue recognized under FASB ASC 606 during the three months ended March 31, 2022.

(f)

Free cash flow after distributions is defined as distributable cash flow attributable to common unitholders less growth capital expenditures and distributions to common unitholders. Free cash flow after distributions should not be considered an alternative to cash flows from operating activities or any other measure of liquidity calculated in accordance with U.S. GAAP as those items are used to measure liquidity or the ability to service debt obligations. We believe that free cash flow after distributions provides additional information for evaluating our ability to generate cash flow after paying our distributions to common unitholders and paying for our growth capital expenditures.

(g)

Includes $20.9 million and $3.2 million of payments related to litigation on the construction of the Bear Den II cryogenic processing plant during the three months ended March 31, 2023 and 2022, respectively.

NEWS RELEASE

CRESTWOOD EQUITY PARTNERS LP

Segment Data

(in millions)

(unaudited)

	Three Months Ended March 31,
	2023	2022
Gathering and Processing North
Revenues	$314.4	$362.6
Costs of product/services sold	152.4	205.6
Operations and maintenance expenses	29.3	23.7
Gain on long-lived assets, net	0.1	—

EBITDA	$132.8	$133.3

Gathering and Processing South
Revenues	$165.1	$30.7
Costs of product/services sold	108.5	(0.6)
Operations and maintenance expenses	15.1	6.7
Gain (loss) on long-lived assets, net	(0.8)	0.2
Earnings from unconsolidated affiliates, net	0.3	2.6

EBITDA	$41.0	$27.4

Storage and Logistics
Revenues	$783.6	$1,190.5
Costs of product/services sold	736.5	1,159.4
Operations and maintenance expenses	12.2	12.0
Loss on long-lived assets, net	—	(4.0)
Earnings from unconsolidated affiliates, net	1.4	0.4

EBITDA	$36.3	$15.5

Total Segment EBITDA	$210.1	$176.2
Corporate	(31.2)	(43.1)

EBITDA	$178.9	$133.1

NEWS RELEASE

CRESTWOOD EQUITY PARTNERS LP

Operating Statistics

(unaudited)

	Three Months Ended March 31,
	2023	2022
Gathering and Processing North
Gas gathering volumes (MMcf/d)
Williston Basin	230.4	247.5
Powder River Basin	95.9	98.1

Total gas gathering volumes	326.3	345.6
Processing volumes (MMcf/d)
Williston Basin	256.6	280.2
Powder River Basin	93.2	94.2

Total processing volumes	349.8	374.4
Williston Basin
Crude oil gathering volumes (MBbls/d)	80.4	79.8
Water gathering volumes (MBbls/d)	171.3	173.3

Gathering and Processing South
Gas gathering volumes (MMcf/d)
Delaware Basin(a)	494.5	234.2
Marcellus(b)	—	214.6
Barnett(b)	—	214.1

Total gas gathering volumes	494.5	662.9
Processing volumes (MMcf/d)
Delaware Basin(a)	402.6	116.9
Barnett(b)	—	71.1

Total processing volumes	402.6	188.0
Delaware Basin - Crude oil gathering volumes (MBbls/d)	22.4	20.1
Delaware Basin - Water gathering volumes (MBbls/d)	138.9	102.3

Storage and Logistics
Gulf Coast Storage - firm contracted capacity (Bcf) (a)	29.2	28.8
% of operational capacity contracted	76%	75%
Firm storage services (MMcf/d) (a)	263.3	394.8
Interruptible services (MMcf/d) (a)	250.7	155.2
COLT Hub
Rail loading (MBbls/d)	14.8	18.0
Outbound pipeline (MBbls/d) (c)	23.1	25.4
NGL Operations
NGL volumes sold or processed (MBbls/d)	142.4	160.0
NGL volumes trucked (MBbls/d)	22.0	23.1

(a)	Includes operational data for our 50% owned joint venture and is reported at 100%.
(b)	The Barnett assets and the Marcellus assets were sold in July 2022 and October 2022, respectively.
(c)	Represents only throughput leaving the terminal.